Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
July 21, 2026	David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces Record Second Quarter 2026 Results and Quarterly Cash Dividend

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended June 30, 2026. The Company reported a record quarterly net income of $22.51 million, or $1.19 per diluted common share, for the quarter ended June 30, 2026.  Net income for the six months ended June 30, 2026, was $34.54 million or $1.82 per diluted common share.

The Company also declared a quarterly cash dividend to common shareholders of thirty-three cents, $0.33, per common share, an increase of $0.02, or 6.45%, over last quarter.  The quarterly dividend is payable to common shareholders of record on August 7, 2026, and is expected to be paid on August 21, 2026. This year marks the 41st consecutive year of regular dividends to common shareholders.

Second Quarter 2026 Highlights

Income Statement

o	Net income for the second quarter of 2026 reached a record $22.51 million, an increase of $7.87 million over the previous record of $14.64 million reported in the third quarter of 2023, and $10.27 million, or 83.84%, higher than net income of $12.25 million in the second quarter of 2025. Net income of $34.54 million for the first six months of 2026, was an increase of $10.48 million or 43.54%, from the same period in 2025.
o

When adjusted for merger-related and other non-recurring items, net income for the quarter was $14.38 million, an increase of $2.14 million, or 17.47%, compared to the same period in 2025. The most significant non-recurring item in the second quarter was a $10.39 million pre-tax gain on the sale of the Company's stake in Bearing Insurance.  For the first six months of 2026 adjusted net income totaled $28.05 million, an increase of $3.99 million, or 16.57%, from the same time period of 2025.  In addition to the Bearing gain, the first six months of 2026 includes pre-tax merger-related costs of $2.31 million.

o	Net interest margin remained strong at 4.38% in the second quarter of 2026, up one basis point from the second quarter of 2025. Net interest rate spread increased nine basis points to 4.06%, driving a $4.27 million, or 13.87%, increase in tax-equivalent net interest income. The improvement was primarily driven by an increase in the average balance of interest earnings assets and lower funding cost yields. Average earning assets increased $382.18 million, or 13.52%, contributing $4.27 million in additional interest income, while the yield of interest-bearing deposits declined 16 basis points.
o	Net interest income after provision for loan losses increased $3.45 million, or 11.15%, compared to June 30, 2025. The increase was driven by an increase in average earning assets, a result of last quarter's acquisition of Hometown Bancshares.
o	Noninterest income increased approximately $12.00 million, or 116.06%, when compared to the same quarter of 2025. The increase is attributable primarily to a gain of $10.38 million on the sale of the Company's portion of Bearing Insurance. Noninterest expense increased $2.11 million, or 8.29%, when compared to the same period of 2025. The increase is attributable mostly to increases in salaries and benefits of $778 thousand, or 5.42%, other operating expense of $627 thousand, or 18.70%, and service fees of $383 thousand, or 15.47%.
o

Annualized return on average assets ("ROA") was 2.49% for the second quarter of 2026 compared to 1.53% for the same period of 2025.  Annualized return on average common equity ("ROE") was 16.90% for the second quarter of 2026 compared to 9.84% for the same period of 2025.

o	When adjusted for merger and non-recurring expenses, ROA was 1.59% for the second quarter of 2026 and ROE was 10.80%. Return on average tangible common equity continues to remain strong at 15.58% for the second quarter of 2026.

Balance Sheet and Asset Quality

o	Consolidated assets totaled $3.61 billion at June 30, 2026.
o

The Company's loan portfolio increased $145.00 million, or 6.26% from year-end 2025.  Excluding the Hometown acquisition, the loan portfolio decreased approximately $26.05 million, or 1.13%.  However, loan production for the second quarter of 2026 was $134.45 million, compared to $78.89 million for the same quarter in 2025, a 70.43% increase.

o

The Company did not repurchase any common shares in the second quarter of 2026; however, 504,652 common shares at total cost of $20.33 million were repurchased during the first quarter of 2026.   The company repurchased 50,338 common shares during the second quarter of 2025 at a cost of $1.85 million.

o	Total non-performing assets as of June 30, 2026, declined to $17.15 million, compared to $19.11 million as of June 30, 2025.
o

Non-performing loans to total loans decreased to 0.70%, a 0.09% reduction when compared with the same quarter of 2025.  The Company experienced net charge-offs for the second quarter of 2026 of $1.3 million, or 0.21%, of annualized average loans, compared to net charge-offs of $472 thousand, or 0.08%, of annualized average loans for the same period in 2025.  Significant recoveries, in the amount of $1.04 million were received in the second quarter of 2025 driving the year over year variance.

o

The allowance for credit losses increased $2.04 million in the second quarter of 2026 compared to December 31, 2025, primarily driven by the $3.21 million impact of the Hometown transaction. The allowance for credit losses to total loans was 1.33% on June 30, 2026, compared to 1.33% on December 31, 2025, and 1.40% on June 30, 2025.

o	Book value per share on June 30, 2026, was $ 28.52, an increase of $1.22, or 4.47%, from year-end 2025.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this news release include “tangible book value per common share,” “return on average tangible common equity,” “adjusted earnings,” “adjusted diluted earnings per share,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” and certain financial measures presented on a fully taxable equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to that comparable GAAP financial measure can be found in the attached tables to this press release.  While the Company believes certain non-GAAP financial measures enhance the understanding of its business and performance, they are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 61 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of June 30, 2026. First Community Bank offers wealth management and investment advice and services through its Trust Division and through its wholly owned subsidiary, First Community Wealth Management, which collectively managed and administered $1.83 billion in combined assets as of June 30, 2026. The Company reported consolidated assets of $3.61 billion as of June 30, 2026. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; changes in banking laws and regulations; the degree of competition by traditional and non-traditional competitors; the impact of natural disasters, extreme weather events, military conflict , terrorism or other geopolitical events; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Amounts in thousands, except share and per share data)	2026	2026	2025	2025	2025	2026	2025
Interest income
Interest and fees on loans	$32,638	$31,722	$31,232	$30,805	$30,637	$64,360	$61,306
Interest on securities	2,106	2,198	1,221	1,050	1,029	4,304	2,267
Interest on deposits in banks	4,865	3,861	3,826	3,844	3,722	8,726	6,984
Total interest income	39,609	37,781	36,279	35,699	35,388	77,390	70,557
Interest expense
Interest on deposits	4,734	4,487	3,918	4,402	4,731	9,221	9,602
Total interest expense	4,734	4,487	3,918	4,402	4,731	9,221	9,602
Net interest income	34,875	33,294	32,361	31,297	30,657	68,169	60,955
Provision for credit losses	483	378	36	-	(285)	861	36
Net interest income after provision	34,392	32,916	32,325	31,297	30,942	67,308	60,919
Noninterest income	22,341	11,457	11,429	10,889	10,340	33,798	20,569
Noninterest expense	27,565	28,737	27,624	26,279	25,455	56,302	50,399
Income before income taxes	29,168	15,636	16,130	15,907	15,827	44,804	31,089
Income tax expense	6,655	3,609	3,665	3,641	3,581	10,264	7,025
Net income	$22,513	$12,027	$12,465	$12,266	$12,246	$34,540	$24,064
Earnings per common share
Basic	$1.19	$0.64	$0.68	$0.67	$0.67	$1.83	$1.31
Diluted	$1.19	$0.63	$0.68	$0.67	$0.67	$1.82	$1.31
Cash dividends per common share
Regular	0.31	0.31	0.31	0.31	0.31	0.62	0.62
Special cash dividend	-	-	1.00	-	-	-	2.07
Weighted average shares outstanding
Basic	18,879,907	18,925,478	18,315,268	18,314,865	18,295,465	18,902,567	18,310,032
Diluted	18,979,314	19,032,945	18,390,550	18,400,289	18,400,793	18,999,498	18,427,503
Performance ratios
Return on average assets	2.49%	1.39%	1.53%	1.53%	1.53%	1.95%	1.51%
Return on average common equity	16.90%	9.29%	9.63%	9.58%	9.84%	13.15%	9.67%
Return on average tangible common equity(1)	24.39%	13.46%	13.80%	13.82%	14.32%	19.01%	14.04%

(1)	A non-GAAP financial measure defined as net income divided by average stockholders' equity less average goodwill and other intangible assets.

CONDENSED CONSOLIDATED QUARTERLY NONINTEREST INCOME AND EXPENSE (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Amounts in thousands)	2026	2026	2025	2025	2025	2026	2025
Noninterest income
Wealth management	$1,399	$1,299	$1,181	$1,371	$1,222	$2,698	$2,384
Service charges on deposits	4,431	4,185	4,292	4,520	4,120	8,616	7,956
Other service charges and fees	4,473	3,943	4,046	3,847	3,791	8,416	7,131
(Loss) gain on sale of securities	210	(2)	-	-	-	208	-
Other operating income(1)	11,828	2,032	1,911	1,151	1,207	13,860	3,098
Total noninterest income	$22,341	$11,457	$11,429	$10,889	$10,340	$33,798	$20,569
Noninterest expense
Salaries and employee benefits	$15,127	$14,367	$14,398	$14,351	$14,349	$29,494	$27,684
Occupancy expense	1,529	1,666	1,306	1,508	1,290	3,195	2,866
Furniture and equipment expense	1,576	1,573	1,484	1,502	1,587	3,149	3,162
Service fees	2,858	2,789	2,648	2,728	2,475	5,647	4,959
Advertising and public relations	922	873	923	939	1,154	1,795	2,209
Professional fees	324	238	240	293	360	562	732
Amortization of intangibles	841	846	433	433	526	1,687	1,050
FDIC premiums and assessments	408	415	360	362	361	823	723
Merger expense	-	2,310	2,125	787	-	2,310	-
Other operating expense	3,980	3,660	3,707	3,376	3,353	7,640	7,014
Total noninterest expense	$27,565	$28,737	$27,624	$26,279	$25,455	$56,302	$50,399

(1)	includes other operating income and expense items, such as the gain from the sale of Bearing Insurance.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2026	2026	2025	2025	2025	2026	2025
Adjusted Net Income for diluted earnings per share	$22,513	$12,027	$12,465	$12,266	$12,246	$34,540	$24,064
Non-GAAP adjustments:
(Gain) loss on sale of securities	(210)	2	-	-	-	(208)	-
Merger expense	-	2,310	2,125	787	-	2,310	-
Gain on divestiture	(10,384)	-	-	-	-	(10,384)	-
Other items (1)	(77)	(216)	-	-	-	(293)	-
Total adjustments	(10,671)	2,096	2,125	787	-	(8,575)	-
Tax effect	(2,543)	457	434	152	-	(2,086)	-
Adjusted earnings, non-GAAP	$14,385	$13,666	$14,156	$12,901	$12,246	$28,051	$24,064

Adjusted diluted earnings per common share, non-GAAP	$0.76	$0.72	$0.77	$0.70	$0.67	$1.48	$1.31
Performance ratios, non-GAAP
Adjusted return on average assets	1.59%	1.58%	1.74%	1.60%	1.53%	1.58%	1.51%
Adjusted return on average common equity	10.80%	10.56%	10.94%	10.08%	9.84%	10.68%	9.67%
Adjusted return on average tangible common equity (2)	15.58%	15.30%	15.67%	14.53%	14.32%	15.44%	14.04%

(1)	Includes other non-recurring income and expense items, such as BOLI proceeds.
(2)	A non-GAAP financial measure defined as adjusted earnings divided by average stockholders' equity less average goodwill and other intangible assets.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended June 30,
	2026			2025
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans(2)(3)	$2,459,135	$32,795	5.35%	$2,364,362	$30,731	5.21%
Securities available for sale	243,177	2,118	3.49%	128,457	1,053	3.29%
Interest-bearing deposits	506,561	4,866	3.85%	333,872	3,722	4.47%
Total earning assets	3,208,873	39,779	4.97%	2,826,691	35,506	5.04%
Other assets	417,245			377,879
Total assets	$3,626,118			$3,204,570

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$835,345	$570	0.27%	$657,888	$177	0.11%
Savings deposits	1,027,941	3,260	1.27%	895,024	3,322	1.49%
Time deposits	212,504	891	1.68%	228,485	1,232	2.16%
Total interest-bearing deposits	2,075,790	4,721	0.91%	1,781,397	4,731	1.07%
Borrowings
Federal funds purchased	-	-	-	-	-	-
Retail repurchase agreements	2,992	13	1.72%	1,293	-	0.07%
Total borrowings	2,992	13	1.72%	1,293	-	0.07%
Total interest-bearing liabilities	2,078,782	4,734	0.91%	1,782,690	4,731	1.06%
Noninterest-bearing demand deposits	958,302			877,346
Other liabilities	54,601			45,310
Total liabilities	3,091,685			2,705,346
Stockholders' equity	534,433			499,224
Total liabilities and stockholders' equity	$3,626,118			$3,204,570
Net interest income, FTE(1)		$35,045			$30,775
Net interest rate spread			4.06%			3.97%
Net interest margin, FTE(1)			4.38%			4.37%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $372 thousand and $430 thousand for the three months ended June 30, 2026,and 2025, respectively.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Six Months Ended June 30,
	2026			2025
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,446,811	$64,650	5.33%	$2,379,630	$61,488	5.21%
Securities available for sale	250,856	4,341	3.49%	138,804	2,314	3.36%
Interest-bearing deposits	458,716	8,731	3.84%	315,011	6,984	4.47%
Total earning assets	3,156,383	77,722	4.97%	2,833,445	70,786	5.04%
Other assets	415,245			375,846
Total assets	$3,571,628			$3,209,291

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$807,894	$987	0.25%	$658,268	$357	0.11%
Savings deposits	1,012,667	6,356	1.27%	893,096	6,633	1.50%
Time deposits	214,287	1,856	1.75%	233,343	2,612	2.26%
Total interest-bearing deposits	2,034,848	9,199	0.91%	1,784,707	9,602	1.09%
Borrowings
Federal funds purchased	-	-	-	-	-	-
Retail repurchase agreements	2,780	22	1.59%	1,183	-	0.06%
Total borrowings	2,780	22	1.59%	1,183	-	0.06%
Total interest-bearing liabilities	2,037,628	9,221	0.91%	1,785,890	9,602	1.08%
Noninterest-bearing demand deposits	945,763			868,714
Other liabilities	58,531			52,698
Total liabilities	3,041,922			2,707,302
Stockholders' equity	529,706			501,989
Total liabilities and stockholders' equity	$3,571,628			$3,209,291
Net interest income, FTE(1)		$68,501			$61,184
Net interest rate spread			4.05%			3.96%
Net interest margin, FTE(1)			4.38%			4.35%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $861 thousand and $986 thousand for the six months ended June 30, 2026,and 2025, respectively.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands, except per share data)	2026	2026	2025	2025	2025
Assets
Cash and cash equivalents	$591,913	$600,299	$512,240	$427,705	$395,057
Debt securities available for sale, at fair value	239,050	267,522	132,688	131,314	132,535
Loans held for investment, net of unearned income	2,459,746	2,456,029	2,314,755	2,331,305	2,353,277
Allowance for credit losses	(32,654)	(33,543)	(30,761)	(31,597)	(33,020)
Loans held for investment, net	2,427,092	2,422,486	2,283,994	2,299,708	2,320,257
Premises and equipment, net	50,161	50,204	47,560	47,522	48,023
Other real estate owned	52	-	-	264	455
Interest receivable	9,344	9,856	8,720	9,121	8,787
Goodwill	145,672	145,672	143,946	143,946	143,946
Other intangible assets	18,001	18,841	11,098	11,531	11,964
Other assets	126,435	130,067	119,397	118,502	119,990
Total assets	$3,607,720	$3,644,947	$3,259,643	$3,189,613	$3,181,014

Liabilities
Deposits
Noninterest-bearing	$973,218	$959,555	$896,255	$865,554	$873,677
Interest-bearing	2,043,373	2,104,832	1,789,074	1,765,039	1,761,687
Total deposits	3,016,591	3,064,387	2,685,329	2,630,593	2,635,364
Securities sold under agreements to repurchase	2,924	3,181	1,214	1,429	1,016
Interest, taxes, and other liabilities	49,105	55,985	72,553	46,866	41,805
Total liabilities	3,068,620	3,123,553	2,759,096	2,678,888	2,678,185

Stockholders' equity
Common stock	18,903	18,861	18,335	18,315	18,311
Additional paid-in capital	186,291	184,684	170,358	169,569	169,358
Retained earnings	342,103	325,439	319,368	330,895	324,307
Accumulated other comprehensive loss	(8,197)	(7,590)	(7,514)	(8,054)	(9,147)
Total stockholders' equity	539,100	521,394	500,547	510,725	502,829
Total liabilities and stockholders' equity	$3,607,720	$3,644,947	$3,259,643	$3,189,613	$3,181,014

Shares outstanding at period-end	18,902,628	18,861,295	18,334,787	18,314,905	18,311,232
Book value per common share	$28.52	$27.64	$27.30	$27.89	$27.46
Tangible book value per common share(1)	19.86	18.92	18.84	19.40	18.95

(1)	A non-GAAP financial measure defined as stockholders' equity less goodwill and other intangible assets, divided by shares outstanding.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2026	2026	2025	2025	2025
Allowance for Credit Losses
Balance at beginning of period:
Allowance for credit losses - loans	$33,543	$30,761	$31,597	$33,020	$33,784
Allowance for credit losses - loan commitments	433	355	319	319	312
Total allowance for credit losses beginning of period	33,976	31,116	31,916	33,339	34,096
Adjustments to beginning balance:
Allowance for credit losses - loans - Hometown acquisition	-	3,213	-	-	-
Net Adjustments	-	3,213	-	-	-
Provision for credit losses:
Provision for (recovery of) credit losses - loans	411	300	-	-	(292)
Provision for credit losses - loan commitments	72	78	36	-	7
Total provision for (recovery of) credit losses - loans and loan commitments	483	378	36	-	(285)
Charge-offs	(1,804)	(1,379)	(1,527)	(2,015)	(1,509)
Recoveries	504	648	691	592	1,037
Net charge-offs	(1,300)	(731)	(836)	(1,423)	(472)
Balance at end of period:
Allowance for credit losses - loans	32,654	33,543	30,761	31,597	33,020
Allowance for credit losses - loan commitments	505	433	355	319	319
Ending balance	$33,159	$33,976	$31,116	$31,916	$33,339

Nonperforming Assets
Nonaccrual loans	$16,816	$17,672	$13,941	$16,514	$18,084
Accruing loans past due 90 days or more	280	30	212	125	568
Total nonperforming loans	17,096	17,702	14,153	16,639	18,652
OREO	52	-	-	264	455
Total nonperforming assets	$17,148	$17,702	$14,153	$16,903	$19,107

Additional Information
Total modified loans	$3,435	$2,736	$2,442	$2,291	$2,129

Asset Quality Ratios
Nonperforming loans to total loans	0.70%	0.72%	0.61%	0.71%	0.79%
Nonperforming assets to total assets	0.48%	0.49%	0.43%	0.53%	0.60%
Allowance for credit losses to nonperforming loans	191.00%	189.49%	217.35%	189.90%	177.03%
Allowance for credit losses to total loans	1.33%	1.37%	1.33%	1.36%	1.40%
Annualized net charge-offs to average loans	0.21%	0.12%	0.14%	0.24%	0.08%